LETTER OF AGREEMENT RE:

PURCHASE OF NATIONAL RADIO MEDIA WITH AMERICAN SCENE RADIO FROM THE MONEY CHANNEL

This Letter of Agreement is between the parties: The Money Channel, Inc. (MCH), which owns and produces the Radio Program “American Scene” referred to as “ASR”, and MGN Technologies, Inc., the Buyer of Programming and related Media, and referred to herein as “Buyer”.

A. WHEREAS:  MGN Technologies, Inc. desires to be a primary sponsor of ASR, and the word primary being defined as sponsoring ASR for 15 weeks, with March Jensen, President, plus other related Money Show media, and…

B. WHEREAS:  MCH is desirous of providing said programming for Buyer to promote, market and advertise its Company and business...

NOW THEREFORE, the parties hereby further agree to the following prices, terms, conditions and mutual and several responsibilities:

(1) COVERAGE DATES AND PRICE: The time period for ASR Radio in this Agreement shall be 120 days beginning on January 3, 2006 and ending on May 3, 2006.  Thirty of these days are gratis based on this pricing as a courtesy.  This Radio Agreement may then renew for 120 day time periods upon the option of MGN Technologies, Inc. at the guaranteed continuing rate of $25,000.00 after this radio media ends.   If “WallStreetCast” television media is contracted prior to March 1, 2006, then this additional fee shall be capped at $26,500.00 discounted from $40,000.00 for the 13 week (plus Corporate Video) national promotion package. This is special discounted pricing.

(2)  TERMS:  Buyer elects to take a 10% discount and make a single payment of $22,500.00 no later than Friday, December 30, 2005.

B.  PROGRAMMING CONTENT AND COMMERCIALS:  For Radio, ASR airs weekday mornings on the Business Talk Radio Network, the Genesis Network, and the Florida Talk Network plus on the Internet Mondays though Fridays from 9:06 p.m. to 11:59 p.m., Eastern.  As producer, MCH has exclusive rights to book guests and decide the content of the program within the broad "Wealthy and Wise” standard theme. The Buyer shall receive two daily LIVE mentions by Crowley and two five to eight-minute by phone or in studio interviews per week with the Buyer-designated interviewee.  ASR promotion is presented five days each week.

As producer, MCH has exclusive rights to book guests and decide the content of the program within the broad "Wealthy and Wise” standard theme.

C. INDEMIFICATION:  Buyer hereby indemnifies MCH, and otherwise holds Crowley harmless, and Steve Crowley personally, from any legal actions brought against Steve Crowley personally and/or MCH for any reason whatsoever. MCH and Crowley likewise indemnify and hold Buyer harmless.

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D.  COMPLIANCE, DISCLOSURE AND DISCLAIMER ISSUES:  MCH will disclose the paid advertising relationship with Buyer on the air at least twice per day on ASR radio.  The Securities and Exchange Commission requires that both the compensation relationship and the amount thereof must be disclosed on the air, and this is exactly what is done during the aforementioned ASR radio programs.  Pre-recorded disclosures are aired during all daily and weekly programs.

If client has other special disclosure requirements under S.E.C. or N.A.S.D. Rules and Regulations, it shall immediately inform MCH in writing so that Crowley can assure that such disclosures are made on all ASR radio programs.

The Buyer’s management, control and ownership position with MGN Technologies, Inc. (MGNLF) must be mentioned and fully disclosed to listeners.

All ASR programs shall also disclaim on the air that “all investments carry varying degrees of risk, so please investigate before you invest before you make an investing decision”.  This assures that listeners and viewers comprehend inherent risk factors.

E. ARBITRATION: Because the parties wish to continue their cordial and cooperative working relationship throughout the duration of this Agreement,

all parties hereby agree that any disagreements or disputes arising from this Agreement and relationship shall be settled though professional arbitration, not litigation.

F. BROADCAST AUTHORITY:  MCH hereby stipulates that it has the rights and the ability to broadcast AMERICAN SCENE Radio as stated on the network radio affiliates and the Internet.

G. INVESTMENT LICENSE AUTHORITY:  Buyer hereby stipulates that it maintains all the current and proper licensing for all the products, services,

companies and stock that it promotes on ASR radio, and on all seminar media related to this Agreement.

H. MUTUALLY COOPERATIVE PRODUCTION EFFORTS:  ASR, MCH and Buyer hereby stipulate that they will mutually cooperate to plan and schedule radio interview times that are convenient and agreeable to both parties.

I. INCLUSION IN “WORLD MONEY SHOW:  SPECIAL EVENT COMING UP IN ORLANDO, FLORIDA

MCH invites Buyer to join us on air, and in our Booth at the WORLD MONEY SHOW event in Orlando on February 1-4, 2006 at the Gaylord Palms Hotel and Resort at no additional charge.  If materials or products are to be presented to attendees (10,000+ are expected), then $500 must be paid directly to “InterShow” for each event.  We provide free signage and booth space there for “MGNLF”.

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J.  SITUS: This Agreement shall be interpreted under the laws in the State of Florida.

ALL OF THE AFOREMENTIONED TERMS AND CONDITIONS ARE HEREBY AGREED TO, WITHOUT EXCEPTION, BY THE UNDERSIGNED:

Radio Program Provider:

_________________________

Stephen E. Crowley, President                              Date: December 21, 2005

The Money Channel, Inc.

Buyer:

_________________________

          Date: December      , 2005

NAME: Mark Jensen

TITLE: President

MGN Technologies, Inc.

“Please also initial pages 1 and 2.”

PLEASE SIGN AND FAX BACK TO:  954-418-8752